Chembio’s SURE CHECK® HIV 1/2 Assay for Rapid Point-of-Care Detection of HIV Receives CE Mark Approval

Sales of SURE CHECK® HIV 1/2 Assay in Europe Anticipated by Q1 2014

MEDFORD, N.Y., June 18, 2013 (GLOBE NEWSWIRE) -- Chembio Diagnostics, Inc. (Nasdaq:CEMI) a leader in point-of-care ("POC") diagnostic tests for infectious diseases, announced today that it’s SURE CHECK® HIV 1/2 Assay has received CE Mark approval from European regulators.  The SURE CHECK® HIV 1/2 Assay is now cleared for commercialization within the European Union (EU) for rapid, point-of-care detection of HIV.  This product is FDA-approved and distributed in the U.S. as Clearview® COMPLETE HIV 1/2 by Alere NA.  Chembio is currently working with commercialization partners in Europe and expects sales of the SURE CHECK® HIV 1/2 Assay in the EU by Q1 2014.

France alone reported the administration of 5.2 million HIV tests (serological) in 2012.  According to the European Centre for Disease Prevention and Control and the World Health Organization Regional Office for Europe, there were more than 28,000 new HIV diagnoses in 2011 in the EU and European Economic Area (EEA).  The 2011 European HIV/AIDS surveillance report published by these groups concluded, “HIV infection is of major public health importance in Europe, with evidence of continuing transmission in specific populations with no clear signs of overall decrease.”

“Chembio is dedicated to the development of superior diagnostics to enable rapid detection and early treatment of HIV and other infectious diseases,” stated Lawrence A. Siebert, chairman and CEO of Chembio.  “This CE Mark allows us the opportunity to bring these important diagnostics to the European market, an area that continues to see a rise in HIV among certain significant populations.  We are working with commercialization groups to support our launch of the SURE CHECK® HIV 1/2 Assay in Europe in the coming months.  In addition, we continue to work with regulators in Europe to obtain CE Marks for several of our other diagnostic products this year including, our HIV 1/2 STAT-PAK® test, DPP® HIV 1/2 Oral Fluid test and DPP® Syphilis test.”

About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $10 billion point-of-care testing market. Chembio's two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Alere, Inc. (formerly, Inverness Medical Innovations, Inc.). Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors. Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies. This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 170 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485. For more information, please visit: www.chembio.com.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

CONTACTS:                 Chembio Diagnostics
Susan Norcott
(631) 924-1135, ext. 125
snorcott@chembio.com

                                        Vida Strategic Partners (investors)
Stephanie C. Diaz
                                     (415) 675-7401
sdiaz@vidasp.com